Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of             , 2019 (the “Effective Date”), among Sun BioPharma, Inc., a Delaware corporation (the “Company”), and those purchasers listed on the attached Schedule I as such schedule may be amended from time to time (each, including its successors and assigns, an “Investor” and collectively the “Investors”).

WHEREAS, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to sell to the Investors, and the Investors, severally and not jointly, desire to purchase from the Company an aggregate of (a)              shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (b) warrants to purchase up to               (100% warrant coverage) shares of Common Stock (the “Warrants” and collectively with the Common Stock the “Securities”) in the amounts set forth opposite such Investor’s name on Schedule I, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I
PURCHASE COMMITMENT FOR SHARES; ISSUANCE OF WARRANTS

1.1    Purchase Commitment. The Company agrees to issue and sell to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company, the number of Shares and Warrants, as set forth opposite such Investor’s name on Schedule I for the aggregate purchase price set forth opposite such Investor’s name on Schedule I (the “Purchase Price”).

ARTICLE II
DELIVERIES

2.1    Investors’ Deliveries. Each Investor has delivered or caused to be delivered to the Company the Purchase Price for the Securities to be purchased by such Investor as set forth opposite such Investor’s name on Schedule I by wire transfer of immediately available funds to the Company’s bank account pursuant to the wire instructions attached at Exhibit B, or such other means as Investor and Company agree.

2.2     Company’s Deliveries. Promptly on or after the Effective Date, the Company will deliver or cause the delivery to each of the Investors evidence of the issuance of the Securities being issued and sold to such Investor, which may take the form of a physical certificate or an electronic equivalent thereof, and a duly executed Warrant, in substantially the form attached hereto as Exhibit A, to purchase the number of shares of Common Stock set forth beside such Investor’s name on Schedule I. Such Warrants, together with this Agreement, are collectively referred to herein as the “Transaction Documents.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to each Investor that, as of the Effective Date, except as set forth in the Company SEC Documents (as defined in Section 3.5) the following representations are true and complete (except as otherwise indicated):

3.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of its Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws (the “Charter Documents”). The Company, including each of its subsidiaries, has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its or its subsidiaries’ business, financial condition, properties, operations or assets or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

3.2     Capitalization and Voting Rights. As of the Effective Date, the Company is authorized to issue 100,000,000 shares of Common Stock, of which 5,606,594 shares are issued and outstanding, and 10,000,000 shares of preferred stock, none of which are issued or outstanding, nor have any of the terms or preferences thereof been designated. All issued and outstanding shares of Common Stock of the Company have been validly issued, fully paid and nonassessable. Except as set forth herein or in the Company SEC Documents, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary, other than options to purchase up to 294,360 and 843,600 shares of Common Stock granted to directors, employees and service providers of the Company pursuant to its 2011 Stock Option Plan and 2016 Omnibus Incentive Plan, respectively, warrants to purchase up to 1,310,979 shares of Common Stock and an estimated 2,222 shares of Common Stock issuable upon conversion of outstanding indebtedness as of June 30, 2018; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as disclosed in the Company SEC Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities or the shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares” and, collectively with the Shares, the “Purchased Shares”). Except as disclosed in the Company SEC Documents and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Charter Documents or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.3     Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. The Company has the requisite corporate power to issue and sell the Securities. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Investors, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.4     No Conflict; Governmental Consents.

(a)     The execution and delivery by the Company of the Transaction Documents, the issuance and sale of the Securities (including, when issued, the Warrant Shares) and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including, without limitation, all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Charter Documents, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or is bound or to which its properties or assets is subject, nor result in the creation or imposition of any encumbrances upon any of its properties or assets, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(b)     No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Securities (including, when issued, the Warrant Shares) by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for post-sale filings as may be required to be made with the SEC, Financial Industry Regulatory Authority (“FINRA”) and with any state or foreign blue sky or securities regulatory authority, all of which will be filed on a timely basis.

3.5     SEC Filings; Financial Statements. The consolidated financial statements contained in each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC,” and the documents, the “Company SEC Documents”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were timely filed; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (“GAAP”), except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in stockholders’ equity of the Company and its subsidiaries for the periods covered thereby. Except as set forth in the financial statements included in the Company SEC Documents, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the fiscal year or quarter covered by the Company’s most recent filed periodic report on Form 10-K or Form 10-Q (the “Last Reported Period”), and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to the Last Reported Period, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.

3.6      Disclosure Controls and Internal Controls.

(a)     The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b)     The Company maintains a systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Company SEC Documents, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.7    Licenses; Permits. Except as set forth in the Company SEC Documents, the Company has sufficient licenses, permits and other governmental authorizations required for the conduct of its business or ownership of properties and is in compliance therewith, except to the extent the failure to comply would not result in a Material Adverse Effect. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Company SEC Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.8     Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

3.9    Contracts. Except for matters described in the Company SEC Documents that are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries and all amendments thereto, are in full force and effect on the date hereof, and, except for Company payment obligations thereunder, neither the Company nor, to the Company’ knowledge, any other party to such contracts is in material breach of or default under any of such contracts. The Company has no contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

3.10     Intellectual Property.

(a)     The Company has ownership or license or legal right to use all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively “Intellectual Property”). All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

(b)     The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries ownership of all material Intellectual Property with respect to their products and technology.

(c)     To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property rights of any other person, except where such infringement would not have a Material Adverse Effect. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed to the knowledge of the Company.

(d)     No proceedings have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor any subsidiary is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

(e)     Except as described in the Company SEC Documents, all licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto.

3.11    Employees. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. The Company believes that its relations with its employees are good. Except as previously disclosed in the Company SEC Documents, no executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has retired, resigned or been terminated from that position or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.12    Obligations to Related Parties. To the knowledge of the Company, except for matters described in the Company SEC Documents, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3.13   No Material Changes. Except as disclosed in the Company SEC Documents, since the last day of the Last Reported Period, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Since last day of the Last Reported Period, the Company has not declared or paid any dividend or distribution or its capital stock.

3.14   No General Solicitation or Advertising. None of the Company, any of its affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.15    No Integrated Offering. Assuming the accuracy of the Investors representations and warranties set forth in Article IV hereunder, none of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

3.16   Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Charter Documents or the laws of its state of incorporation that is or could become applicable to an Investor as a result of an Investor and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities.

3.17    Registration Rights. Except as disclosed in the Company SEC Documents and as set forth in this Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

3.18    Trading Matters. Our common stock is quoted on the OTCQB Venture Market operated by OTC Markets Group, Inc. (“OTCQB”) under the ticker symbol “SNBP.” The Company has not taken any action designed to, or which to its knowledge is likely to have the effect of, preclude, or otherwise jeopardize, the eligibility of the Common Stock for quotation on the over-the-counter markets. The Company does not have any reasonable basis to believe that the Common Stock is the subject of removal from the OTCQB Venture Market or suspension of quotation or eligibility for quotation on the over-the-counter markets (or hearings or any similar process related thereto).

3.19    Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.20    No Broker Fees. The Company has not engaged any brokers, finders, or agents, and the Company has not incurred, and neither the Company nor any Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor, for itself and for no other Investor, hereby represents, warrants and covenants to the Company as follows as of the date Effective Date:

4.1     Organization; Authority. Such Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. The Investor has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule, regulation or order binding on the Investor or any investment guideline or restriction applicable to the Investor.

4.2     Investor Status. Such Investor is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The Investor acknowledges that the Investor has completed the signature page to this Agreement and that the information contained therein is complete and accurate as of the Effective Date and does not contain any misrepresentation or material omission.

4.3     Residency. Such Investor is a resident of or organized under the laws of the state set forth beneath such Investor’s name on the signature page attached hereto, and its principal place of operations, if any, is in the state set forth beneath such Investor’s name on the signature page attached hereto.

4.4     Experience of Investor; Due Diligence. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities. Such Investor has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, such Investor has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Investor considers necessary in order to form an investment decision.

4.5     Prior Pre-Existing Relationship; No General Solicitation or Advertising. Such Investor hereby represents that (a) such Investor was contacted regarding the sale of the Securities by the Company (or another person whom such Investor believed to be an authorized agent or representative thereof) with whom such Investor had a prior substantial pre-existing relationship and (b) such Investor did not learn of the offering of the Securities by means of any form of general solicitation or general advertising, and in connection therewith, such Investor did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

4.6    Transfer Restrictions; Legends. Such Investor hereby acknowledges that the sale of the Securities hereunder have not been reviewed by the SEC nor any state regulatory authority since the transactions contemplated hereunder are intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Such Investor understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available. Such Investor hereby consents to the placement of a legend on any certificate or other document evidencing the Securities (including, when issued, the Warrant Shares), that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Such Investor is aware that each certificate representing the Securities will be endorsed with the following legend until the earlier of (1) in the case of the Shares and Warrant Shares, such date as the Shares or Warrant Shares, as the case may be, have been registered for resale by the Investor or (2) the date the Shares, the Warrants or the Warrant Shares, as the case may be, are eligible for sale under Rule 144 under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

4.7    Investment Intent. Such Investor hereby represents that such Investor is purchasing the Securities for such Investor’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by such Investor to hold the Securities for any particular length of time and the Company acknowledges that such Investor shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. Such Investor, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

4.8     No Investment, Tax or Legal Advice. Each Investor understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.9     No Public Disclosures. Such Investor hereby agrees not to issue any public statement with respect to the transactions contemplated by this Agreement, such Investor’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company, without the Company’s prior written consent, except such disclosures as may be required under applicable law.

4.10   Confidentiality; Non-Public Information. Such Investor hereby acknowledges that certain of the information contained in the Transaction Documents or otherwise made available to such Investor may be confidential and non-public and agrees that the portion of such information that is confidential shall be kept in confidence by such Investor and neither used by such Investor for such Investor’s personal benefit (other than in connection with the terms of this Agreement) nor disclosed to any third party for any reason; provided, however, that (a) such Investor may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to such Investor with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company). Such Investor hereby acknowledges that certain information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under U.S. federal securities laws, and that U.S. federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any material non-public information that has been received by the Investor has been adequately disseminated to the public, such Investor agrees that such Investor will not purchase or sell any securities of the Company on any trading market or otherwise, or communicate such information to any other person.

4.11    Short Sales and Confidentiality Prior to Date Hereof. Other than the transaction contemplated hereunder, such Investor hereby represents that such Investor has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act), in the securities of the Company during the period commencing from the time that such Investor first received written or oral notice of the transactions contemplated by this Agreement from the Company or any other person setting forth the material terms of the transactions contemplated hereunder or this Agreement until the date hereof. Such Investor shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) during the period from the date hereof until such time as (a) the transactions contemplated by this Agreement are first publicly announced or (b) this Agreement is terminated. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations and covenants set forth in this Section 4.11 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.12    No Broker Fees. The Investor has not engaged any brokers, finders, or agents, and the Investor has not incurred, and neither the Investor nor the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE V
COVENANTS

5.1    Reservation of Shares. The Company shall, at all times, reserve for issuance out of its authorized and unissued shares of Common Stock, such number of shares of Common Stock as can reasonably be anticipated to be required for issuance under this Agreement.

5.2     Financial Information. In the event the Company is no longer subject to the reporting requirements of the Exchange Act, the Company will deliver to the Investors within 45 days after the end of each fiscal quarter other than the Company’s fourth fiscal quarter and 90 days after the end of the Company’s fiscal year, the financial statements of the Company, prepared in accordance with United States generally accepted accounting principles (subject to the absence of footnotes and normal year-end adjustments for quarterly financial statements), consistently applied, and audited by the Company’s independent public accountants in the case of year-end financial statements.

5.3     Corporate Existence. The Company will maintain its corporate existence in good standing. The Company will use commercially reasonable efforts to conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to comply with such laws, rules and regulations would not have a Material Adverse Effect.

5.4    Compliance. Each Investor agrees to comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor makes such purchases or sales, and the Company shall have no responsibility therefor.

ARTICLE VI
ADDITIONAL RESTRICTIONS ON SALE; LOCK-UP

Each holder of Purchased Shares agrees that in connection with any registered offering of the Common Stock or other equity securities of the Company, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 180 days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the registration statement for such offering/(whether such shares or any such securities are then owned by the holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Article VI shall not apply to sales of Purchased Shares to be included in such offering (if any), and shall be applicable to the holders of Purchased Shares only if all officers and directors of the Company and all stockholders owning more than 10% of the Company’s outstanding Common Stock are subject to the same restrictions. Each holder of Purchased Shares agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Article VI, each holder of Purchased Shares shall be released, pro rata, from any lock-up agreement entered into pursuant to this Article VI in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 10% of the outstanding Common Stock. Nothing in this Article VI shall entitle any holder to participation in any future offering of Company securities or registration thereof.

ARTICLE VII
MISCELLANEOUS

7.1     Fees and Expenses. Each party shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

7.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

7.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York time) on any Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto unless the dispatching party has received a written communication from the receiving party establishing a new address prior to dispatch. For the purposes of this Agreement, the term “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

7.4     Amendments; Waivers. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Investors holding a majority of the Common Stock issued pursuant to this Agreement, including shares then issued pursuant to the valid exercise of Warrants. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon any holder of any Securities purchased under this Agreement (including securities into which such Securities have been converted), each future holder of all such securities, and the Company.

7.5     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger or disposition of substantially all of its assets). Any Investor may assign any or all of its rights under this Agreement to any person to whom such Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investors.”

7.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.8     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, Minnesota for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.9     Survival. The representations and warranties contained herein shall survive the the delivery of the Securities for the applicable statute of limitations.

7.10   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.11    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.12  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or security, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

7.13    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14   Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.15   Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Investors.

7.16   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.17   Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement

7.18    Waiver of Conflicts. Each party to this Agreement acknowledges that Faegre Baker Daniels LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Faegre Baker Daniels’ representation of certain of the Investors in such unrelated matters and to Faegre Baker Daniels’ representation of the Company in connection with this Agreement and the transactions contemplated hereby.

7.19   WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUN BIOPHARMA, Inc.	Address for Notice: 712 Vista Blvd., #305 Waconia, MN 55387 Attn: Chief Executive Officer
By:
Name:
Title:

With a copy to (which shall not constitute notice): Faegre Baker Daniels LLP 90 South Seventh Street 2200 Wells Fargo Center Minneapolis, MN 55402-3901 Fax: (612) 766-1600 Attention: W. Morgan Burns

[Company Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

Investor (Natural Person(s)):

Aggregate Purchase Price: $                                                                                         .00
Shares of Common Stock Purchased:.                                                                            0
Shares Underlying Warrants Purchased:.                                                                       0

The Securities will be held as follows (check one):

☐ Individual Ownership

☐ Community Property

☐ Joint Tenancy with Right of Survivorship (JTWROS)

(both parties must sign)

☐ Tenants in Common
☐ Other (please describe):

Signature(s): Name(s): Address: Email: Phone: U.S. Taxpayer ID(s):

Mark all that are applicable:

☐ Investor is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

☐ Investor is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year or an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐ Investor is a director or executive officer of the Company.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, each Investor signatory certifies that (a) the Social Security Number(s) or Taxpayer ID Number(s) shown above are the true, correct and complete Social Security Number(s) or Taxpayer ID Number(s) for the Investor and (b) the Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

[Investor Signature Page to Securities Purchase Agreement]

Exhibit B

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

Investor (Entity Name):

Aggregate Purchase Price: $                                                    .00
Shares of Common Stock Purchased:.                                                           0
Shares Underlying Warrants Purchased:.                                                                        0

The Securities will be held as follows (check one):

☐ Corporation

☐ Trust

☐ Limited Liability Company

☐ Partnership
☐ Other (please describe):

By: Name: Title: Address: Email: Phone: U.S. Taxpayer ID(s):

Mark all that are applicable:

☐ Investor is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐ Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities and is one or more of the following (check one or more, as appropriate):

☐ an organization described in Section 501(c)(3) of the Internal Revenue Code;

☐ a corporation;

☐ a Massachusetts or similar business trust; or

☐ a partnership.

☐ Investor is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the securities.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, each Investor signatory certifies that (a) the Taxpayer ID Number(s) shown above are the true, correct and complete Taxpayer ID Number(s) for the Investor and (b) the Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

[Investor Signature Page to Securities Purchase Agreement]